Exhibit 99.7

Transphorm Announces Commencement of Rights Offering

GOLETA, Calif.—July 5, 2023— Transphorm, Inc. (NASDAQ: TGAN) (“Transphorm” or the “Company”) announced today that it has commenced its previously-announced rights offering. If the rights offering is fully subscribed, the Company will receive gross proceeds of $15 million, less expenses related to the rights offering. The Company intends to use the net proceeds from the rights offering for working capital and other general corporate purposes.

Under the terms of the rights offering, the Company is distributing to all holders of record of its common stock, par value $0.0001 (the “Common Stock”), as of 5:00 p.m., Eastern Daylight Time, on June 26, 2023 (the “Record Date”), one non-transferable subscription right for each share of Common Stock held as of the Record Date. Each subscription right carries with it (i) a basic subscription right, which entitles the holder to purchase 0.07655623 of a share of Common Stock and (ii) an over-subscription privilege, which entitles a holder that has exercised its basic subscription right in full to subscribe for additional shares of Common Stock that are offered in the rights offering, to the extent other holders have not exercised their basic subscription rights in full. The subscription price is $3.30 per whole share of Common Stock (the “Subscription Price”), payable in cash. The Company will not issue fractional shares of Common Stock. If, pursuant to a stockholder’s exercise of their subscription rights, the number of shares of Common Stock that such stockholder would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of Common Stock the stockholder is entitled to purchase will be rounded up to the nearest whole number. The Subscription Price must be paid for each whole share of Common Stock that is purchased.

The subscription period for the rights offering commences today and will terminate at 5 p.m., Eastern Daylight Time, on July 21, 2023 (the “Expiration Time”), unless extended by the Company prior to the Expiration Time. The subscription rights may be exercised at any time during the subscription period and will expire if they are not exercised by the Expiration Time.

KKR Phorm Investors L.P., which beneficially owned approximately 38.52 % of the Common Stock outstanding as of the Record Date, has indicated an intent to exercise its basic subscription rights in full. In addition, the Company’s directors and executive officers, who together beneficially owned approximately 2.55% of the Common Stock outstanding as of the Record Date, and certain other stockholders that each beneficially owned more than 5% of the Common Stock outstanding as of the Record Date, have indicated an intent to participate in the rights offering. These indications are non-binding and there can be no assurances to what extent, if any, KKR Phorm Investors L.P., our directors, our executive officers or these other stockholders will choose to participate in the rights offering.

The shares of Common Stock to be issued upon exercise of the rights will be listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “TGAN.” The rights are non-transferable, and the Company will not be listing the rights on Nasdaq or any other national securities exchange.

Neither the Company nor its Board of Directors has made or will make any recommendation to holders regarding the exercise of rights. Holders should make an independent investment decision about whether or not to exercise their rights based on their own assessment of the Company’s business and the rights offering and their personal investment objectives, tolerance for risk and financial situation.

Other Important Information

The rights offering is more fully described and is being made pursuant to the Company’s existing effective shelf registration statement on Form S-3 (Reg. No. 333-267522) on file with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement (and the accompanying base prospectus) filed with the SEC on the date hereof.

The Company expects that Broadridge Corporate Issuer Solutions, LLC, the subscription and information agent for the rights offering, will mail rights certificates and a copy of the prospectus supplement (and accompanying base prospectus) for the rights offering to holders of record of Common Stock as of the Record Date beginning on or about July 5, 2023. Holders of shares of Common Stock held in “street name” through a brokerage account, bank or other nominee will not receive physical rights certificates and must instruct their broker, bank or other nominee whether to exercise subscription rights on their behalf.

For any questions or further information about the rights offering, or to obtain a copy of the prospectus supplement (and the accompanying base prospectus), please contact Broadridge Corporate Issuer Solutions, LLC, the information agent for the rights offering, at (888) 789-8409.

The information herein is not complete and is subject to change. The Company reserves the right to amend, extend, terminate or cancel the rights offering or modify the subscription period of the rights offering at any time and for any reason prior to the Expiration Time. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the rights, Common Stock or any other securities, nor will there be any sale of the rights, Common Stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. This document is not an offering, which can only be made by the prospectus supplement (and the accompanying base prospectus), which contains information about the Company and the rights offering, and should be read carefully before investing.

About Transphorm, Inc.

Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations move power electronics beyond the limitations of silicon to achieve over 99% efficiency, 50% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended). Such statements include, but are not limited to, plans, projections and expectations regarding the rights offering, including the size, timing, intended participation of certain stockholders, and intended use of proceeds. These forward-looking statements are neither promises nor guarantees, should not be unduly relied upon, and are subject to a variety of risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements, including but not limited to: prevailing market conditions, whether stockholders of record will exercise their rights to purchase Common Stock and the amount subscribed, the net proceeds to the Company after expenses, whether the Company will be able to successfully complete the rights offering, and other material risks. Information regarding the foregoing and additional risks may be found in the sections titled “Risk Factors” in documents that Transphorm files from time to time with the SEC, including its Annual Report on Form 10-K filed with the SEC on June 28, 2023, as well as the prospectus supplement (and the accompanying base prospectus) filed with the SEC prior to the commencement of the rights offering. These forward-looking statements are made only as of the date of this press release, and Transphorm assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

David Hanover or Jack Perkins
KCSA Strategic Communications
transphorm@kcsa.com

Company Contact:

Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com